Exhibit 99.1

TeraWulf Announces Second Quarter 2022 Results and Financial and Operational Updates

TeraWulf Successfully Transitions from Construction to Hashing

EASTON, Md.--(BUSINESS WIRE)--August 15, 2022--TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf” or the “Company”), which owns and operates vertically integrated, domestic bitcoin mining facilities powered by more than 91% zero-carbon energy, today reported financial results for its second quarter ended June 30, 2022, and provided a subsequent operational and financial update.

Recent Operational and Financial Highlights

  Announces energization of first dedicated mining building at its Lake Mariner facility, providing a valuable demand response resource to the New York Independent System Operator (NYISO) by curtailing load instantaneously, as it has on some of the hottest days this summer. Online digital asset infrastructure capacity at Lake Mariner site is approximately 60 MW.
  Announces the Nautilus Cryptomine facility, a joint venture between TeraWulf and Cumulus Coin, LLC (“Cumulus Coin”), a subsidiary of Talen Energy Corporation (“Talen”), is targeted to begin bitcoin mining operations in the second half of 2022.
  Announces commercial understanding with Bitmain regarding miner purchase agreements, converting prior payment deposits into miner shipments.
  Announces sale of the legacy business of IKONICS Corporation (“IKONICS”), closing out the Company’s December 2021 reverse merger with IKONICS.

Second Quarter 2022 Highlights

  In April 2022, raised $25 million of equity.
  In April 2022, entered into a $200 million replacement ATM Sales Agreement with Cantor Fitzgerald & Co., B. Riley Securities, Inc. and D.A. Davidson & Co. (the “April ATM”).
  In May 2022, welcomed Patrick Fleury as Chief Financial Officer, leveraging his deep experience in energy and power and decades of experience in principal investing and financial advisory.
  In June 2022, announced an aggregate $100 million of incremental debt and equity commitments to fund continued buildout of infrastructure at its Lake Mariner and Nautilus Cryptomine facilities.

Lake Mariner Energization

TeraWulf has successfully energized its first dedicated mining building at its wholly owned, New York-based Lake Mariner facility, housing approximately 50 MW of mining capacity. Construction activities are currently well underway on the second building at Lake Mariner, with all structural steel frame and roofing, exhaust and drainpipes, and underground electrical work substantially complete. Building 2, which will house an additional 50 MW of mining capacity, is expected to be online in the fourth quarter and, together with existing mining capacity (10 MW) installed leveraging unused space at the now decommissioned coal plant, the Company remains on track to achieve its targeted year-end mining capacity of 110 MW at the Lake Mariner facility.

Located at the expansive site of the last coal plant retired in New York, Lake Mariner leverages valuable existing power interconnection infrastructure and has secured attractively priced power in Western New York where 91% of market energy comes from zero-carbon resources, predominantly hydroelectric. TeraWulf’s priority is to utilize as much of its available mining capacity at Lake Mariner for self-mining, however, the Company has entered into select hosting arrangements to leverage the financial benefit of its energized digital infrastructure.

TeraWulf’s Co-Founder and CEO, Paul Prager, commented, “The timely energization of our first building at Lake Mariner marks the achievement of a significant milestone for TeraWulf and represents our successful transition from construction to hashing.” Prager continued, “We are committed to managing our assets sustainably and are pleased with Lake Mariner’s operational performance and ability to serve as, and be compensated for, a demand response resource to New York’s electrical grid, as it has during some of the hottest days this August. We believe our vertical integration and zero-carbon strategy, along with some of the lowest power costs in the industry, differentiate TeraWulf and enable us to outperform the industry going forward.”

Nautilus Cryptomine Update

The Nautilus Cryptomine facility, a partnership between TeraWulf and Talen, has made construction progress and is projected to begin mining in the second half of 2022. The Company currently expects to exit 2022 with 100 MW of net mining capacity at Nautilus, which represents TeraWulf's 50% share of the joint venture. Notably, Cumulus Coin is excluded from the Chapter 11 proceedings initiated on May 9, 2022, by Talen Energy Supply, LLC (“TES”), and affiliated debtors in the U.S. Bankruptcy Court for the Southern District of Texas (Houston Division). Cumulus Coin continues to receive funding of its investments during the case consistent with TES’s Approved Business Plan and is on track to complete its restructuring process in the fourth quarter of 2022.1

The Nautilus Cryptomine Facility has access to up to 300 MW of bitcoin mining capacity from the 2.3 GW Susquehanna Nuclear Station and is expected to be the first domestic bitcoin mining facility site that is powered by 100% “behind the meter” nuclear energy.

Miner Delivery Updates

As previously announced, the Company has made $83 million of payments with respect to its December 2021 purchase agreement with Bitmain for 18,000 S19 XP mining machines to be delivered to its Lake Mariner facility between July and December of 2022. Pursuant to TeraWulf’s commercial understanding with Bitmain, these previous deposits will be converted to miner shipments based on current market prices. The initial batch of 3,000 S19 XP mining machines have been shipped and are expected to arrive onsite in August and be fully operational by September 2022. An expedited delivery timeframe for the remaining S19 XP miners is subject to ongoing discussions with Bitmain.

With regard to the Company’s June 2021 purchase agreement for 30,000 S19j Pro mining machines (gross) for the Nautilus Cryptomine facility in Pennsylvania, the Company and Nautilus are in similar discussions with Bitmain regarding the timing and volume of deliveries, current market price of miners, and the need for remaining payments.

Patrick Fleury, TeraWulf’s Chief Financial Officer, commented, “Our ability to secure new capital coupled with the fact that we have benefitted from a downward market price adjustment for our miners has significantly de-risked our funding needs during a period of unprecedented volatility in the cryptocurrency markets.”

[1]	Disclosure per Talen’s Amended Restructuring Term Sheet filed on August 5, 2022.

Sale of IKONICS Legacy Business

In August 2022, IKONICS, a wholly owned subsidiary inherited by TeraWulf following its December 13, 2021 reverse merger with IKONICS (formerly NASDAQ: IKNX), closed on the sale of certain legacy IKONICS property, including a warehouse, for $6.7 million as well as the sale of substantially all of the remaining IKONICS legacy assets, for $6.5 million, subject to a net working capital adjustment to be completed in sixty days. Pursuant to the Contingent Value Rights Agreement entered into in connection with the terms of the reverse merger, 95% of the net proceeds of the disposition of the IKONICS legacy business will accrue to the historical stockholders of IKONICS.

Paul Prager, CEO, continued, “Disposition of the IKONICS legacy business allows the TeraWulf management team to focus our energies on the continued buildout of our zero-carbon bitcoin mining business."

Second Quarter 2022 Financial Results

During the three months ended June 30, 2022, TeraWulf generated $1.4 million of revenue compared to $0 during the same quarter a year ago. The increase is attributable to the commencement of mining activities in March 2022 and a miner host-to-own arrangement entered into in May 2022 at the Company’s wholly owned Lake Mariner facility in New York.

Operating expenses in the second quarter of 2022 increased $980,000 compared to the same quarter a year ago, led by the expenses associated with a two-month miner lease agreement that expired in May 2022. Selling, general and administrative expenses were $6.8 million for the three months ended June 30, 2022, an increase of $2.6 million from the same quarter a year ago as the Company continues to scale operations. Interest expense for the three months ended June 30, 2022, was $4.1 million compared to $0 for the same quarter a year ago due to payments on its New Term Loan (defined below).

The Company incurred a net loss from continuing operations of $13.0 million for the three months ended June 30, 2022, compared to a net loss of $4.4 million for the same quarter a year ago.

Liquidity

As of June 30, 2022, the company also had a carrying value of digital assets of $0.7 million, which reflects accumulated impairment losses of $0.6 million year-to-date.

On July 1, 2022, the Company entered into an amendment to its existing loan facility for an additional $50 million of committed term loan (the “New Term Loan”). In July 2022, the Company drew down $15 million of the New Term Loan. The subsequent tranches of up to $35 million may be drawn at Company’s option, subject to certain conditions.

Additionally, pursuant to the April ATM, the Company has the right but not the obligation to sell, from time to time, up to $200 million shares of common stock. In June 2022, the Company also entered into a Standby Equity Purchase Agreement with Yorkville Advisors Global, LP to sell up to $50 million of the Company's common stock. As of June 30, 2022, cash and cash equivalents totaled approximately $1.0 million.

TeraWulf believes that incremental liquidity can be created through proceeds related to continued digital infrastructure optimization at its Lake Mariner facility and through additional financing agreements. As previously announced, the Company engaged Cantor Fitzgerald & Co. and Ducera Partners LLC to assist in raising its final round of transformative growth capital in 2022.

Upcoming Investor Events

TeraWulf is expected to participate in several upcoming investor events including:

  BTIG’s 2nd Annual Digital Assets Conference, September 19-20, 2022
  B. Riley Securities’ 2nd Annual Crypto Conference on September 29, 2022
  BofA’s Virtual Cryptocurrency/Bitcoin Conference on September 29, 2022

Details on these events are subject to change and additional information can be found on the TeraWulf Investor Relations website at www.investors.terawulf.com under the “Events & Presentations” section.

About TeraWulf

TeraWulf (Nasdaq: WULF) owns and operates vertically integrated environmentally clean bitcoin mining facilities in the United States. Led by an experienced group of energy entrepreneurs, the Company is currently developing two mining facilities, Lake Mariner in New York, and Nautilus Cryptomine in Pennsylvania, with the objective of 800 MW of mining capacity deployed by 2025, enabling over 23 exahash per second of expected hashrate. TeraWulf generates domestically produced bitcoin powered by nuclear, hydro, and solar energy with a goal of utilizing 100% zero-carbon energy. With a core focus of ESG that ties directly to its business success, TeraWulf expects to offer attractive mining economics at an industrial scale.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as "plan," "believe," "goal," "target," "aim," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "continue," "could," "may," "might," "possible," "potential," "predict," "should," "would" and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf's management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) conditions in the cryptocurrency mining industry, including fluctuation in the market pricing of bitcoin and other cryptocurrencies, and the economics of cryptocurrency mining, including as to variables or factors affecting the cost, efficiency and profitability of cryptocurrency mining; (2) competition among the various providers of cryptocurrency mining services; (3) changes in applicable laws, regulations and/or permits affecting TeraWulf's operations or the industries in which it operates, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining; (4) the ability to implement certain business objectives and to timely and cost-effectively execute integrated projects; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to growth strategies or operations; (6) loss of public confidence in bitcoin or other cryptocurrencies and the potential for cryptocurrency market manipulation; (7) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (8) the availability, delivery schedule and cost of equipment necessary to maintain and grow the business and operations of TeraWulf, including mining equipment and infrastructure equipment meeting the technical or other specifications required to achieve its growth strategy; (9) employment workforce factors, including the loss of key employees; (10) litigation relating to TeraWulf, IKONICS and/or the business combination; (11) the ability to recognize the anticipated objectives and benefits of the business combination; and (12) and other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission ("SEC"). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company's filings with the SEC, which are available at www.sec.gov.

Contacts

Company Contact:
Sandy Harrison
harrison@terawulf.com
(410) 770-9500